U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 31, 2006

SPATIALIGHT, INC.
(Exact Name of Registrant as Specified in Charter)

New York	000-19828	16-1363082
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Five Hamilton Landing, Suite 100, Novato, California		94949
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code		(415) 883-1693

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers: Election of Directors; Appointment of Principal

Board Member Lawrence J. Matteson resigned effective December 31, 2006, as previously announced on November 3, 2006. Mr. Matteson’s decision to resign from the Board was not the result of any disagreements with SpatiaLight over operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2007

SPATIALIGHT, INC.

By: /s/ David F. Hakala
Name: David F. Hakala
Title: Chief Executive Officer